Exhibit 99.1

POLYCOM HIRES VIDEO AND NETWORKING INDUSTRY ICON TO LEAD SALES

Andrew M. Miller brings strategic sales vision and proven track record of significant revenue growth to Unified Collaboration (UC) industry leader

PLEASANTON, Calif. – July 1, 2009 – Polycom, Inc. (NASDAQ: PLCM), the global leader in telepresence, video and voice communications solutions, today announced that 28-year technology industry and sales veteran Andrew M. Miller has joined Polycom as executive vice president, Global Field Operations. Miller is well known in the IP networking industry for his strategic vision, successful sales track record, and demonstrated ability to manage high performance teams to drive market share growth.

“Andy is widely recognized as a focused and driven leader who brings to Polycom deep experience, operational excellence and a stellar track record of driving global revenue growth,” said Robert Hagerty, Polycom’s chairman and CEO. “His leadership capabilities will clearly play a key role in driving future revenue and competitive gains for Polycom, while further increasing the strength of the Polycom management team.”

Miller is well known for his sales success and is uniquely qualified for this role. During his career, he has led world-class sales organizations and driven growth in top executive roles for industry leaders, including Cisco and Tandberg. His background includes global expertise across the enterprise, service provider and government, as well as broad functional organizational management including operations, marketing, strategy, manufacturing and engineering. At Polycom, Miller is leading a global sales operation of nearly 700 professionals and an extensive ecosystem of channel partners and strategic alliances.

“Polycom is at the forefront of capturing the momentum of the UC market space,” said Miller. “As a result, it is a tremendously exciting time to be a part of Polycom. With our unparalleled brand, strategic partnerships, channels and product solutions, I believe Polycom is uniquely positioned to deliver our customers the significant benefits of telepresence and HD video and voice solutions,” said Miller. “My objective is the relentless alignment of Polycom with our customers and partners to provide the best solutions in the market while driving Polycom’s revenue growth in the process.”

About Polycom

Polycom, Inc. (Nasdaq: PLCM) is the global leader in telepresence, video, and voice solutions and a visionary in communications that empower people to connect and collaborate everywhere. Please visit www.polycom.com for more information.

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This release contains forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995 regarding the future performance of the Company, including statements regarding future revenues, revenue growth and competitive gains and Polycom as uniquely positioned to capture the UC market space. These forward-looking statements are subject to risks and uncertainties that may cause actual results to differ materially, including the impact of competition on our product sales and for our customers and partners, potential fluctuations in results and future growth rates, risks associated with general economic conditions, including the continuation and prolonged impact of the crisis in the worldwide financial markets and the global recession, the market acceptance of Polycom’s products and changing market demands, including demands for differing technologies or product and services offerings, possible delays in the development, availability and shipment of new products, increasing costs and differing uses of capital, changes in key personnel and our sales organization and the impact of recent restructuring actions, and the impact of global conflicts such as those in the Middle East that may adversely impact our business. Many of these risks and uncertainties are discussed in the Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2009, and in other reports filed by Polycom with the SEC. Polycom disclaims any intent or obligations to update these forward-looking statements.

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